Exhibit 99.1

Dolby Laboratories Reports Third Quarter 2024 Financial Results

SAN FRANCISCO, August 7, 2024 — Dolby Laboratories, Inc. (NYSE:DLB) today announced the company’s financial results for the third quarter of fiscal 2024.

“Our third quarter results were in line with expectations,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “This quarter we continued to build momentum for the content available in Dolby Vision and Dolby Atmos, especially in sports, with viewers around the world enjoying the T20 Cricket World Cup, UEFA EURO 2024, Wimbledon, the NHL and NBA post seasons and right now, the Olympics in Dolby.”

Third Quarter Fiscal 2024 Financial Highlights

•	Total revenue was $288.8 million, compared to $298.4 million for the third quarter of fiscal 2023.

•

GAAP net income was $38.4 million, or $0.40 per diluted share, compared to GAAP net income of $16.4 million, or $0.17 per diluted share, for the third quarter of fiscal 2023. On a non-GAAP basis, third quarter net income was $68.8 million, or $0.71 per diluted share, compared to $54.1 million, or $0.55 per diluted share, for the third quarter of fiscal 2023.

•	Dolby repurchased approximately 423,000 shares of its common stock and ended the quarter with approximately $72 million of stock repurchase authorization available going forward.

A complete listing of Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

•	Cadillac announced the 2025 OPTIQ EV with Dolby Atmos.

•	Electric automotive manufacturer Rivian launched the second generation of its flagship vehicles, the R1S SUV and R1T pickup, that feature support for Dolby Atmos.

•	Great Wall Motors launched its new smart cabin system, Coffee OS 3, and a new automobile model with Dolby Atmos.

•	Transsion added a Dolby enabled low cost phone for consumers in Malaysia.

•	Sharp Singapore launched the R8s Pro smartphone series with Dolby Vision and Dolby Atmos.

•	Realme launched the GT6, the first smartphone to support Dolby Vision video capture in telephoto video.

•	The T20 Cricket World Cup, UEFA EURO 2024, Wimbledon, and the NHL and NBA post seasons were all available in Dolby Atmos and Dolby Vision.

•	Comcast announced that the 2024 Olympics coverage will be available in Dolby Vision and Dolby Atmos.

•	Sonos launched headphones that support Dolby Head Tracking with Dolby Atmos.

•	VIZIO announced integration of Dolby Atmos across its entire 2024 soundbar lineup.

•	Lenovo launched several new flagship products that support Dolby Vision and Dolby Atmos—including the Yoga Air, moto razr, and moto S50 Neo.

•	Melco Resorts & Entertainment opened Studio City Cinema, which is the first Dolby Cinema in the Hong Kong Macau Region.

Dividend

Today, Dolby announced a cash dividend of $0.30 per share of Class A and Class B common stock, payable on August 27, 2024, to stockholders of record as of the close of business on August 19, 2024.

Stock Repurchase Program

Today, Dolby also announced that its Board of Directors has approved increasing the size of its stock repurchase program by $350 million, bringing the amount available for future repurchases of its Class A Common Stock to approximately $422 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases, or otherwise, at times and in amounts that the company considers appropriate.

Financial Outlook

Dolby’s financial outlook relies, in part, on estimates of royalty-based revenue that take into consideration various factors that are subject to uncertainty, including consumer demand for electronic products. In addition, actual results could differ materially from the estimates Dolby is providing below due in part to uncertainty resulting from the macroeconomic effect of certain conditions, including supply chain constraints, international conflicts, geopolitical instability, and fluctuations in inflation and interest rates. The uncertainty resulting from these factors has greatly reduced its visibility into Dolby’s future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see “Forward-Looking Statements” in this press release for a description of certain risks that Dolby faces, and the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q for the third quarter of fiscal 2024, to be filed on or around the date hereof.

Dolby is providing the following estimates for its fourth quarter of fiscal 2024:

•	Total revenue is estimated to range from $300 million to $320 million.

•	Licensing revenue is estimated to range from $275 million to $295 million.

•	Gross margins are anticipated to be approximately 88%.

•	Operating expenses are anticipated to range from $225 million to $235 million on a GAAP basis and from $190 million to $200 million on a non-GAAP basis.

•	Effective tax rate is anticipated to be around 29% on a GAAP basis and around 23% on a non-GAAP basis.

•	Diluted earnings per share is anticipated to range from $0.31 to $0.46 on a GAAP basis and from $0.61 to $0.76 on a non-GAAP basis.

Dolby is providing the following estimates for the full year of fiscal 2024:

•	Total revenue is expected to range from $1.27 billion to $1.29 billion.

•	Gross margins are anticipated to be roughly 89%.

•	Operating expenses are anticipated to range from $875 million to $885 million on a GAAP basis and from $735 million to $745 million on a non-GAAP basis.

•	Dolby expects operating margins on a GAAP basis to be roughly 20% and on a non-GAAP basis to be roughly 31%.

•	Diluted earnings per share is anticipated to range from $2.40 to $2.55 on a GAAP basis and from $3.60 to $3.75 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss third quarter fiscal 2024 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, August 7, 2024. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-888-210-2212 (+1-646-960-0390 for international callers) and entering confirmation code 5587811.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Wednesday, August 7, 2024, until 8:59 p.m. PT (11:59 p.m. ET) on Wednesday, August 14, 2024 by dialing 1-800-770-2030 (+1-647-362-9199 for international callers) and entering the confirmation code 5587811. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations and performance. We believe these non-GAAP financial measures are also helpful to investors in enabling comparability of operating performance between periods and among peer companies. Additionally, Dolby’s management regularly uses our supplemental non-GAAP financial measures to make operating decisions, for planning and forecasting purposes and determining bonus payouts. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with business combinations. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results. In addition, while amortization expense of acquisition-related intangible assets is excluded from Non-GAAP Net Income, the revenue generated from those assets is not excluded.

Restructuring charges or credits: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison of its past operating performance and to that of other companies.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby’s business, including as a means to evaluate period-to-period comparisons. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release and in our earnings calls, including, but not limited to, expected financial results for the fourth quarter of fiscal 2024 and full year fiscal 2024, Dolby’s ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives are “forward-looking statements” that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues and international conflicts; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby’s receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally, including the continued impacts of the recent strikes by the WGA and SAG-AFTRA; Dolby’s ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its Quarterly Report on Form 10-Q filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of such statements, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. Dolby partners with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Revenue:
Licensing	$267,082	$273,108	$899,089	$932,727
Products and services	21,736	25,262	69,826	76,455

Total revenue	288,818	298,370	968,915	1,009,182

Cost of revenue:
Cost of licensing	17,386	15,610	48,440	50,334
Cost of products and services	18,277	25,905	58,060	66,680

Total cost of revenue	35,663	41,515	106,500	117,014

Gross profit	253,155	256,855	862,415	892,168

Operating expenses:
Research and development	65,501	68,696	195,027	201,097
Sales and marketing	77,518	85,594	246,559	263,494
General and administrative	69,275	69,954	201,183	191,865
Restructuring charges	4,078	16,676	7,674	16,465

Total operating expenses	216,372	240,920	650,443	672,921

Operating income	36,783	15,935	211,972	219,247

Other income/(expense):
Interest income/(expense), net	9,439	7,202	27,223	18,806
Other income, net	3,942	620	13,550	2,967

Total other income	13,381	7,822	40,773	21,773

Income before income taxes	50,164	23,757	252,745	241,020
Provision for income taxes	(10,509)	(7,352)	(47,295)	(49,284)

Net income including noncontrolling interest	39,655	16,405	205,450	191,736
Less: net income attributable to noncontrolling interest	(1,211)	(6)	(2,195)	(266)

Net income attributable to Dolby Laboratories, Inc.	$38,444	$16,399	$203,255	$191,470

Net income per share:
Basic	$0.40	$0.17	$2.13	$2.00
Diluted	$0.40	$0.17	$2.09	$1.96
Weighted-average shares outstanding:
Basic	95,686	95,658	95,593	95,794
Diluted	96,959	97,459	97,412	97,588

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands; unaudited)

	June 28, 2024	September 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$741,636	$745,364
Restricted cash	36,988	72,602
Short-term investments	127,321	139,148
Accounts receivable, net	285,843	262,245
Contract assets, net	190,803	182,130
Inventories, net	34,716	35,623
Prepaid expenses and other current assets	51,348	50,692

Total current assets	1,468,655	1,487,804
Long-term investments	117,901	97,812
Property, plant, and equipment, net	477,686	481,581
Operating lease right-of-use assets	39,857	40,199
Goodwill and intangible assets, net	553,096	575,836
Deferred taxes	219,822	201,860
Other non-current assets	96,618	94,674

Total assets	$2,973,635	$2,979,766

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,413	$20,925
Accrued liabilities	280,611	351,399
Income taxes payable	12,294	4,769
Contract liabilities	32,650	31,505
Operating lease liabilities	12,568	13,628

Total current liabilities	354,536	422,226
Non-current contract liabilities	35,647	39,997
Non-current operating lease liabilities	35,619	37,020
Other non-current liabilities	100,401	108,339

Total liabilities	526,203	607,582
Stockholders’ equity:
Class A common stock	53	53
Class B common stock	41	41
Retained earnings	2,462,928	2,391,990
Accumulated other comprehensive loss	(30,172)	(36,984)

Total stockholders’ equity – Dolby Laboratories, Inc.	2,432,850	2,355,100
Noncontrolling interest	14,582	17,084

Total stockholders’ equity	2,447,432	2,372,184

Total liabilities and stockholders’ equity	$2,973,635	$2,979,766

DOLBY LABORATORIES, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	June 28, 2024	June 30, 2023
Operating activities:
Net income including noncontrolling interest	$205,450	$191,736
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,199	61,428
Stock-based compensation	90,146	90,291
Amortization of operating lease right-of-use assets	8,745	9,829
Amortization of premium on investments	(2,586)	(179)
Benefit from (provision for) credit losses	(2,382)	(348)
Deferred income taxes	(18,009)	(21,653)
Other non-cash items affecting net income	(6,181)	(1,751)
Changes in operating assets and liabilities:
Accounts receivable, net	(21,319)	43,546
Contract assets, net	(8,642)	(10,105)
Inventories	(4,615)	(2,425)
Operating lease right-of-use assets	(7,681)	(3,799)
Prepaid expenses and other assets	7,527	775
Accounts payable and accrued liabilities	(80,837)	(83,737)
Income taxes, net	15,265	14,975
Contract liabilities	(3,189)	(1,686)
Operating lease liabilities	(2,577)	(7,452)
Other non-current liabilities	(12,232)	2,621

Net cash provided by operating activities	211,082	282,066

Investing activities:
Purchases of marketable securities	(147,646)	(123,075)
Proceeds from sales of marketable securities	4,451	54,020
Proceeds from maturities of marketable securities	140,839	139,423
Purchases of property, plant, and equipment	(22,628)	(22,154)
Business combinations, net of cash and restricted cash acquired	—	25,703

Net cash provided by (used in) investing activities	(24,984)	73,917

Financing activities:
Proceeds from issuance of common stock	39,487	37,231
Repurchase of common stock	(139,999)	(124,276)
Payment of cash dividend	(85,971)	(77,584)
Distribution to noncontrolling interest	(4,507)	(266)
Shares repurchased for tax withholdings on vesting of restricted stock	(37,428)	(28,619)
Equity issued in connection with business combination	722	—
Payment of deferred consideration for prior business combinations	—	(500)

Net cash used in financing activities	(227,696)	(194,014)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	2,256	8,819

Net increase/(decrease) in cash, cash equivalents, and restricted cash	(39,342)	170,788
Cash, cash equivalents, and restricted cash at beginning of period	817,966	628,371

Cash, cash equivalents, and restricted cash at end of period	$778,624	$799,159

Licensing Revenue by Market

(unaudited)

The following table presents the composition of our licensing revenue for all periods presented (in thousands, except percentage amounts):

	Fiscal Quarter Ended				Fiscal Year-To-Date Ended
Market	June 28, 2024		June 30, 2023		June 28, 2024		June 30, 2023
Broadcast	$95,430	36%	$102,966	38%	$313,326	35%	$349,271	37%
Mobile	63,096	24%	50,363	18%	187,073	21%	207,775	22%
CE	28,352	11%	34,417	13%	123,793	14%	128,515	14%
PC	27,606	10%	29,489	11%	107,223	12%	97,122	10%
Other	52,598	19%	55,873	20%	167,674	18%	150,044	17%

Total licensing revenue	$267,082	100%	$273,108	100%	$899,089	100%	$932,727	100%

GAAP to Non-GAAP Reconciliations

(unaudited)

The following tables present Dolby’s GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the third quarter and year-to-date periods ended June 28, 2024 and June 30, 2023:

Net income:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
(in thousands)	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
GAAP net income attributable to Dolby Laboratories, Inc.	$38,444	$16,399	$203,255	$191,470
Stock-based compensation (1)	29,337	29,224	90,146	90,291
Amortization of acquisition-related intangibles (2)	3,101	3,031	9,256	6,750
Restructuring charges	4,078	16,676	7,674	16,465
Income tax adjustments	(6,210)	(11,255)	(19,751)	(20,910)

Non-GAAP net income attributable to Dolby Laboratories, Inc.	$68,750	$54,075	$290,580	$284,066

(1) Stock-based compensation included in above line items:
Cost of products and services	$373	$375	$1,139	$1,309
Research and development	9,456	9,681	28,511	29,829
Sales and marketing	9,726	9,756	30,134	30,759
General and administrative	9,782	9,412	30,362	28,394

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$54	$62	$101	$185
Cost of products and services	524	866	1,582	2,599
Research and development	—	—	—	254
Sales and marketing	651	806	1,957	2,415
General and administrative	1,872	1,297	5,616	1,297

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
GAAP diluted earnings per share	$0.40	$0.17	$2.09	$1.96
Stock-based compensation	0.30	0.30	0.93	0.93
Amortization of acquisition-related intangibles	0.03	0.03	0.09	0.06
Restructuring charges	0.04	0.17	0.07	0.17
Income tax adjustments	(0.06)	(0.12)	(0.20)	(0.21)

Non-GAAP diluted earnings per share	$0.71	$0.55	$2.98	$2.91

Weighted-average shares outstanding - diluted (in thousands)	96,959	97,459	97,412	97,588

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial measures for the fourth quarter of fiscal 2024 and full year fiscal 2024 included in this release:

Operating expenses (in millions):		Q4 2024		Fiscal 2024
GAAP operating expenses (low - high end of range)		$225 - $235		$875 - $885
Stock-based compensation		(31)		(120)
Amortization of acquisition-related intangibles		(4)		(12)
Restructuring charges		—		(8)

Non-GAAP operating expenses (low - high end of range)		$190 - $200		$735 - $745

Operating margin:				Fiscal 2024
GAAP operating margin				20%	+/-
Stock-based compensation				9%
Amortization of acquisition-related intangibles				1%
Restructuring charges				1%

Non-GAAP operating margin				31%	+/-

Effective tax rate:				Q4 2024
GAAP effective tax rate				29%
Stock-based compensation (low - high end of range)				(5%) - 1%
Amortization of acquisition-related intangibles (low - high end of range)				(2%) - 0%

Non-GAAP effective tax rate				23%

Diluted earnings per share:	Q4 2024		Fiscal 2024
	Low	High	Low	High
GAAP diluted earnings per share	$0.31	$0.46	$2.40	$2.55
Stock-based compensation	0.31	0.31	1.23	1.23
Amortization of acquisition-related intangibles	0.03	0.03	0.13	0.13
Restructuring charges	—	—	0.08	0.08
Income tax adjustments	(0.04)	(0.04)	(0.24)	(0.24)

Non-GAAP diluted earnings per share	$0.61	$0.76	$3.60	$3.75

Weighted-average shares outstanding - diluted (in thousands)	97,000	97,000	97,200	97,200

Investor Contact:

Peter Goldmacher

415-254-7415

peter.goldmacher@dolby.com

Media Contact:

media@dolby.com